UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

PEARTRACK SECURITY SYSTEMS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-3900 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “PearTrack” mean PearTrack Security Systems, Inc., a Nevada corporation, and its wholly owned subsidiaries, PearTrack Systems Group, Ltd., Ecologic Car Rentals, Inc., and Ecologic Products, Inc., unless otherwise indicated.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2015, PearTrack Security Systems, Inc. (the "Company") executed an Assignment and Licensed Rights Agreement (the “Agreement”) with PearLoxx Limited (“PearLoxx”) dated December 19, 2014, for the exclusive license in perpetuity of certain patented intellectual property (the “Licensed Property”), as defined below. As consideration, the Company shall pay PearLoxx a percentage of gross receipts generated from the sale of the Licensed Property, as follows:

i.

Five percent (5%) of the Adjusted Gross Revenue generated by sales of the Licensed Property between one dollar (US $1.00) and five million dollars (US $5,000,000); and

ii.

Three percent (3%) of the Adjusted Gross Revenue generated by sales of the Licensed Property between five million and one dollars (US $5,000,001) and ten million dollars (US $10,000,000); and

iii.

Two and one half percent (2.5%) of the Adjusted Gross Revenue generated by sales of the Licensed Property above ten million and one dollars (US $10,000,001).

Adjusted Gross Revenues is defined as gross revenue generated by the sale of the Licensed Property, less the cost of goods, sales and marketing and taxes.

Licensed Property

USPTO Patent #8,245,546 and EP Patent #1 845 225 B1

The invention relates to a container lock, a method for locking a container with at least one door, and a container provided with a lock, said door having a first frame edge portion, and said container having a second frame edge portion positioned adjacent to said first frame edge portion in a closed position of the door, wherein said container lock comprises: an interior blocking portion, having a body adapted to extend over said first and second frame edge portions, and an engaging abutment and an extension portion extending out from said body so that, when said interior portion is arranged on the inside of said second frame edge portion, said engaging abutment and extension portion provide interacting engagement of opposite side surfaces of said second frame edge portion, and said extension portion extends from the interior of the container to the exterior of the container, and an exterior blocking means for lockable interaction with said extension portion.

Product Overview

The PearLoxx locking systems (the “Product”) integrate elements from the Sweloxx patents physical container locking system, with proprietary electronic control and deadlock system, and the PearTrack tracking and communication system. The system provides an electronically operated security lock for shipping containers that signals operation and location updates via the PearTrack system.

Principle generic features of the Product include:

•

Electronically operated secure locking system using patented mechanical design.

•

Tamper and drill resistant design

•

Local 5-digit code emergency access and emergency power options.

•

GPS global tracking with GSM 2G/3G communication using PearTrack tracking unit.

•

Automatic notification of lock operation and unlocking / locking events.

•

Local user one-touch re-locking

•

Approximate 90 day rechargeable (PL-90) or up to 10 year primary battery (PL-1000) versions based

CodeLoxx

The PearLoxx lock assembly (“CodeLoxx”) is operated by a microcontroller based lock control circuit. This electronic circuit is able to accept either remote open commands via the PearTrack system or a 5 digit local code, which is input via a single button and LED combination. The deadlock bolt is operated using a motor driven gear/rack, and once the deadbolt is retracted a user can manually operate the lock. Lock open status is signaled via the PearTrack tracking unit, and re-locking is automatically inhibited while the lock bolt is open to prevent jamming.

PL-90

The PL-90 is the rechargeable battery version with a predicted operating life of up to 3 months. It operates from a single Lithium Polymer battery, which is used to power the PearTrack GPS/GSM tracking unit and operate the CodeLoxx lock control circuit. The battery is charged using power derived from an external USB connector and controlled by the GPS/GSM tracking unit. The total assembly is designed to be resistant up to IP67.

PL-1000

The PL-1000 is the fixed battery version with a predicted operating life of up to 10 years. It operates from an eight ‘D’ cell primary power pack, which is used to power the PearTrack GPS/GSM tracking unit, and provides charge power for a small lithium polymer battery which is used to operate the CodeLoxx lock control circuit. The total assembly is designed to be resistant up to IP67.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description	Filing Reference
(10)	Material Contracts
10.24	Assignment and Licensed Rights Agreement between the Company and PearLoxx Limited dated December 19, 2014	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEARTRACK SECURITY SYSTEMS, INC.

Date: January 26, 2015	/s/ Edward W. Withrow, Jr.
By: Edward W. Withrow, Jr.
Its: President and Chief Executive Officer

1